UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): October 12, 2004

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

0-3400
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On October 12, 2004, Tyson Foods, Inc. (the "Company") entered into an employment agreement with Eugene D. Leman, the Company's Senior Group Vice President, Fresh Meats.    The employment agreement supercedes and cancels Mr. Leman's prior employment agreement, except that certain equity compensation grants contained in the prior employment agreement are continued and will vest in accordance with the terms of the prior award agreements for such equity compensation grants.  The term of employment under the employment agreement commences as of an effective date of October 5, 2004 and terminates on February 1, 2006, unless terminated prior to such date in accordance with the employment agreement.   The employment agreement also provides that Mr. Leman will provide advisory services to the Company for a period of one year following the expiration of the term of employment on February 1, 2006 (unless the employment agreement has been terminated earlier) pursuant to the terms of a consulting agreement attached to the employment agreement.

The employment agreement provides for an annual base salary of not less than $560,000.  Mr. Leman also may receive awards under the Company's annual bonus plan in effect during the term of employment, subject to the discretion of senior management of the Company.  Mr. Leman's compensation will be subject to review from time to time when salaries of other officers and managers of the Company are reviewed for consideration of increases.  On February 1, 2006, if the term of employment has not been earlier terminated, Mr. Leman shall be entitled to a lump sum payment equal to one-third of his bonus paid for the 2005 fiscal year.  Mr. Leman may also participate in benefit programs generally applicable to officers of the Company.

The employment agreement provides for a restricted stock grant equal to 18,796.9924 shares of Class A Common Stock of the Company and a grant of 50,000 options to purchase shares of Class A Common Stock of the Company in consideration for Mr. Leman's agreement to protections of confidential information and trade secrets of the Company and to a non-competition provision that extends to one year after termination of either Mr. Leman's employment agreement or his consulting agreement, whichever is later.

Mr. Leman has the right to terminate his employment under the employment agreement, subject to his confidentiality and non-compete obligations, upon ninety days' notice to the Company, and the Company has the right to terminate the contract at any time upon written notice subject to the obligation to continue to pay base salary for a period specified in the contract (which in any event does not exceed one year) and subject to provisions relating to the early vesting of stock options and restricted stock upon such termination.

Under the consulting agreement, Mr. Leman will provide advisory services, upon reasonable request of the Company, for up to 750 hours during the one year consulting term, and the Company will pay Mr. Leman $600,000 during the term.   The Company will also pay that portion of Mr. Leman's COBRA health insurance premiums which are over and above the health insurance premiums paid by Mr. Leman as of January 31, 2006.  During and after the term of the consulting agreement, Mr. Leman agrees to protect the confidential and proprietary information of the Company.  The consulting agreement terminates in the event Mr. Leman accepts employment with anyone determined by the Company to be a competitor.

The foregoing description is qualified in its entirety by reference to the provisions of the employment agreement, which is attached to this Form 8-K as Exhibit 10.1.

ITEM 9.01 -  FINANCIAL STATEMENTS AND EXHIBITS.

            (c)        Exhibits

10.1     Employment Agreement (2004 Amendment) between the Company and Eugene D. Leman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: October 15, 2004	By: /s/ Craig J. Hart
Name: Craig J. Hart
Title: Senior Vice President, Chief Accounting Officer and Controller

Tyson Foods, Inc.
Current Report On Form 8-K
Dated October 12, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement (2004 Amendment) between the Company and Eugene D. Leman